EXHIBIT 99.1

For Immediate Release

Contact:                          Willing L. Biddle, CEO or
John T. Hayes, CFO
Urstadt Biddle Properties Inc.
(203) 863-8200

URSTADT BIDDLE PROPERTIES INC. REPORTS OPERATING RESULTS FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF FISCAL 2013

Greenwich, Connecticut, September 6, 2013 -- Urstadt Biddle Properties Inc. (NYSE: UBA and UBP), a real estate investment trust, today announced its third quarter and nine months financial results for the period ended July 31, 2013.

Diluted Funds from Operations (FFO) for the quarter ended July 31, 2013 was $9,052,000 or $0.29 per Class A Common share and $0.26 per Common share, compared to $8,535,000 or $0.30 per Class A Common share and $0.27 per Common share in last year's third quarter.  For the first nine months of fiscal 2013, diluted FFO amounted to $20,405,000 or $0.66 per Class A Common share and $0.59 per Common share compared to $24,681,000 or $0.88 per Class A Common share and $0.80 per Common share in the corresponding period of fiscal 2012.

Net income applicable to Class A Common and Common stockholders was $4,241,000 or $0.14 per diluted Class A Common share and $0.12 per diluted Common share in the third quarter of fiscal 2013 compared to $4,221,000 or $0.15 per diluted Class A Common share and $0.14 per diluted Common share in the same quarter last year.  Net income applicable to Common and Class A Common stockholders for the first nine months of fiscal 2013 was $6,621,000 or $0.21 per diluted Class A Common share and $0.19 per diluted Common share compared to $11,385,000 or $0.40 per diluted Class A Common share and $0.37 per diluted Common share for the same period last year.

The per share amounts for both FFO and net income in the nine month period ended July 31, 2013 include the dilutive effect of the company issuing 2.5 million Class A Common shares in a follow-on public offering and issuing 5.175 million shares of a new Series F Preferred Stock, both in October 2012.  The common stock offering raised net proceeds of $48 million and the preferred stock offering an additional $125 million, which funds were not fully invested until May 2013.  The primary purpose of the preferred stock offering was to fund the future redemption of the Series E and Series C preferred stock.  Although the company incurred an additional $153,000 and $1.1 million in preferred stock dividends in the three and nine month periods ended July 31, 2013 as a result of the October 2012 preferred offering, the lower coupon rate of that offering will save the company $1.375 million in annual preferred dividends in perpetuity. The company redeemed the Series E preferred stock in November 2012 at a make whole price $25.77 per share, which included a $0.77 per share make whole premium of $1.8 million over the $25 per share liquidation preference.  In addition, the company also re-purchased approximately 44% of the Series C preferred stock outstanding at a slight premium, but for less than the cost of scheduled dividends to the stated call date.  The company redeemed the remaining Series C preferred stock at $25 per share (par value) on May 29, 2013, which was the earliest date permissible.  As a result of the redemption of the Series E preferred stock and the Series C preferred stock, the company incurred charges to expense the original issue costs of these preferred shares.  The costs expensed, together with the Series E premium, amounted to $4.2 million, of which $3.8 million was chargeable in the quarter ended January 31, 2013, $405,000 was chargeable in the quarter ended April 30, 2013 and $68,000 was chargeable in the quarter ended July 31, 2013.  In addition, the per share amounts for both FFO and net income in the three and nine months ended July 31, 2013 include a $1.46 million gain on the sale of marketable securities.  A majority of the securities sold had been purchased in November 2012 with proceeds from the Company's stock offerings completed in October 2012.  The per share amounts for both the FFO and net income also include property acquisition costs for the three and nine months ended July 31, 2013 of $537,000 and $815,000, respectively. In an effort to assist investors in analyzing changes to FFO, we have included a second FFO reconciliation table located at the end of this press release that explains the effect of these one-time charges on the company's FFO and FFO per share in the third quarter and first nine months of fiscal 2013.

Base rental income (exclusive of a provision for tenant credit losses and straight line rent) from properties owned in the nine and three month periods ended July 31, 2013 and 2012 increased by $275,000 and $118,000, respectively as a result of normal base rental increases in the portfolio and new leasing in excess of new vacancies.  Net operating income from properties owned in the nine month and three month periods ended July 31, 2013 and 2012 decreased by $329,000 and $17,000, respectively, mostly as a result of higher CAM costs at some of these properties, not all of which is recoverable through billings to the tenants.

At July 31, 2013, the percentage of the gross leasable area of the Company's consolidated core properties that was leased amounted to 89.94%, an increase of 0.77% from the end of fiscal 2012 and down 0.84% from last quarter.  The Company has 5 equity investments in unconsolidated joint ventures (537,000 square feet); at July 31, 2013, those properties were 95.29% leased.

Commenting on the quarter's operating results, Willing L. Biddle, Chief Executive Officer of UBP, said "In the third quarter, we completed investing capital realized from stock offerings completed in October 2012 by acquiring equity interests in three properties. In May, we closed on a $35 million 110,000 sf grocery anchored shopping center located in our core marketplace in New Providence, New Jersey; the center is anchored by a 46,000 sf A&P Fresh supermarket.  In the same month, we closed on an $18 million purchase of two retail properties located on U.S. Route 1 in Greenwich, CT. One property contains 10,000 sf of GLA and includes Cosi and JP Morgan Chase Bank and is shadow anchored by a Stop & Shop grocery store, while the other property contains 15,000 sf of retail including Jos A. Bank and other retailers that provide basic community necessities.  In addition, after quarter end we entered into a contract to purchase two additional grocery anchored shopping centers in our core marketplace, each being located in northern New Jersey.  One property, an $11.0 million, 56,000 sf shopping center, anchored by a 31,000 sf A&P Fresh supermarket, is subject to the assumption of a mortgage in the amount of $7.8 million.  The other property, an $18.4 million, 63,000 sf shopping center, anchored by a 43,000 sf A&P Fresh supermarket, is subject to the assumption of a mortgage in the amount of $8 million.  In addition, after quarter end we entered into a contract to sell our two warehouse properties. The decline in our Funds from Operations for the first nine months of the year was expected due to the payment of additional preferred stock dividends during the period when both the newly issued Series F preferred shares and the recently redeemed, and more costly, Series C and E preferred shares were outstanding, and from charges related to the redemption of the Series C and E shares.  The Company made the strategic decision to accept the higher short term expense in order to lower its fixed charges significantly in perpetuity."

Continuing, Mr. Biddle said, "the Company's primary focus always has been leasing the vacant space in our portfolio.  While we feel positive about the direction of our leasing, there are four properties in the portfolio where the leasing environment has been especially challenging.  For each of these properties, we believe we have initiated specific steps to improve the property's operating results.  For our property located in Meriden, CT, we recently signed two substantial leases, one with Fitness Edge, a regional quality health club, for 33,300 sf and another with PetSmart, for 13,000 sf. We are expecting to begin accruing rent under both leases in early fiscal 2014.  At the company's property in White Plains, NY, we are currently exploring a zoning change which, if granted, may significantly improve our ability to re-develop that center.  At the third property located in Yorktown, NY we have commenced construction of a self-storage facility in 89,000 sf of warehouse space, which should enable us to generate higher income than the former warehouse use.  For the last property, located in Briarcliff Manor, NY, we have begun construction on a re-development of the center that will include a new CVS Pharmacy."

Urstadt Biddle Properties Inc. is a self-administered equity real estate investment trust which owns or has equity interests in 66 properties containing approximately 5.1 million square feet of space.  Listed on the New York Stock Exchange since 1970, it provides investors with a means of participating in ownership of income-producing properties. It has paid 175 consecutive quarters of uninterrupted dividends to its shareholders since its inception and raised its dividend to its shareholders for the last 19 consecutive years.

Non-GAAP Financial Measure
Funds from Operations ("FFO")

The Company considers FFO to be a meaningful additional measure of operating performance because it primarily excludes the assumption that the value of its real estate assets diminishes predictably over time and industry analysts have accepted it as a performance measure.  FFO is presented to assist investors in analyzing the performance of the Company.  The Company reports FFO in addition to net income applicable to common shareholders and net cash provided by operating activities.  FFO is helpful as it excludes various items included in net income that are not indicative of the Company's operating performance, such as gains (or losses) from sales of property and depreciation and amortization.  The Company has adopted the definition suggested by the National Association of Real Estate Investment Trusts ("NAREIT").  The Company defines FFO as net income computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from sales of property plus real estate related depreciation and amortization, and after adjustments for unconsolidated joint ventures.  FFO does not represent cash flows from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.  FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity.  Since all companies do not calculate FFO in a similar fashion, the Company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.
 (Table Follows)

URSTADT BIDDLE PROPERTIES INC. (NYSE: UBA AND UBP)
NINE AND THREE MONTHS ENDED 2013 RESULTS (UNAUDITED)
 (in thousands, except per share data)

	Nine Months Ended		Three Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
Revenues
Base rents	$51,249	$49,818	$17,689	$16,736
Recoveries from tenants	17,067	15,359	5,180	5,229
Lease termination income	148	87	124	-
Other income	1,720	1,805	620	727
Total Revenues	70,184	67,069	23,613	22,692

Expenses
Property operating	13,612	10,794	3,917	3,642
Property taxes	11,548	11,229	4,011	3,775
Depreciation and amortization	12,904	12,440	4,556	4,106
General and administrative	6,245	5,655	2,099	1,847
Acquisition costs	815	296	537	3
Directors' fees and expenses	250	201	70	61
Total Operating Expenses	45,374	40,615	15,190	13,434

Operating Income	24,810	26,454	8,423	9,258
Non-Operating Income (Expense):
Interest expense	(6,774)	(6,637)	(2,531)	(2,317)
Gain on sale of marketable securities	1,460	-	1,460	-
Equity in net income (loss) from unconsolidated joint ventures	950	(43)	349	123
Interest, dividends and other investment income	1,381	672	139	223

Income From Continuing Operations Before Discontinued Operations	21,827	20,446	7,840	7,287
Discontinued operations (See Note 1):
Income from discontinued operations	990	1,095	225	372
Net Income	22,817	21,541	8,065	7,659

Noncontrolling interests:
Net income attributable to noncontrolling interests	(467)	(336)	(150)	(165)
Net income attributable to Urstadt Biddle Properties Inc.	22,350	21,205	7,915	7,494
Preferred stock dividends	(11,496)	(9,820)	(3,606)	(3,273)
Redemption of preferred stock	(4,233)	-	(68)	-

Net Income Applicable to Common and Class A Common Stockholders	$6,621	$11,385	$4,241	$4,221

Basic Earnings Per Share:
Per Common Share:
Income from continuing operations	$0.17	$0.34	$0.12	$0.13
Income from discontinued operations	$0.03	$0.04	$0.01	$0.01
Net Income Applicable to Common Stockholders	$0.20	$0.38	$0.13	$0.14

Per Class A Common Share:
Income from continuing operations	$0.19	$0.38	$0.13	$0.14
Income from discontinued operations	$0.03	$0.04	$0.01	$0.01
Net Income Applicable to Class A Common Stockholders	$0.22	$0.42	$0.14	$0.15

Diluted Earnings Per Share:
Per Common Share:
Income from continuing operations	$0.16	$0.33	$0.11	$0.13
Income from discontinued operations	$0.03	$0.04	$0.01	$0.01
Net Income Applicable to Common Stockholders	$0.19	$0.37	$0.12	$0.14

Per Class A Common Share:
Income from continuing operations	$0.18	$0.36	$0.13	$0.14
Income from discontinued operations	$0.03	$0.04	$0.01	$0.01
Net Income Applicable to Class A Common Stockholders	$0.21	$0.40	$0.14	$0.15

Dividends Per Share:
Common	$0.6750	$0.6750	$0.2250	$0.2250
Class A	$0.7500	$0.7425	$0.2500	$0.2475

Weighted Average Number of Shares Outstanding
Common and Common Equivalent	8,363	8,165	8,454	8,268
Class A Common and Class A Common Equivalent	23,347	20,766	23,383	20,801

NOTE 1
As of July 31, 2013, the company's two warehouse properties are accounted for as held for sale and as such, the operating results of the two warehouse properties in the above consolidated statements of income are shown as discontinued operations for all periods presented.

URSTADT BIDDLE PROPERTIES INC. (NYSE: UBA AND UBP)
NINE MONTHS AND THREE MONTHS ENDED JULY 31, 2013 AND 2012 (UNAUDITED)
 (in thousands, except per share data)

Reconciliation of Net Income Available to Common and Class A Common Stockholders To Funds From Operations (in thousands):	Nine Months Ended July 31,		Three Months Ended July 31,
	2013	2012	2013	2012
Net Income Applicable to Common and Class A Common Stockholders	$6,621	$11,385	$4,241	$4,221

Real property depreciation	10,435	9,841	3,928	3,332
Amortization of tenant improvements and allowances	2,065	2,237	469	658
Amortization of deferred leasing costs	351	319	140	101
Depreciation and amortization on discontinued operations	47	68	13	19
Depreciation and amortization on unconsolidated joint ventures	711	88	261	88
Loss on sale of property	175	743	-	116
Funds from Operations Applicable to Common and Class A Common Stockholders	$20,405	$24,681	$9,052	$8,535

Funds from Operations (Diluted) Per Share:
Common	$.59	$.80	$.26	$.27
Class A Common	$.66	$.88	$.29	$.30

The following table reconciles the company's net income (loss) available to Common and Class A Common Stockholders to Funds From Operations for the nine month and three months periods ended July 31, 2013 after removing the preferred stock redemption charges, excess preferred stock dividends, property acquisitions costs and gain on marketable securities. (See Note 1).

Reconciliation of Net Income Available to Common and Class A Common Stockholders To Recurring Funds From Operations (in thousands):	Nine Months Ended July 31,		Three Months Ended July 31,
	2013	2012	2013	2012
Net Income (loss) Applicable to Common and Class A Common Stockholders	$6,621	$11,385	$4,241	$4,221
Add: Redemption of preferred stock charges	4,233	-	68	-
Add: Excess preferred stock dividends (Note 1)	1,106	-	153	-
Add: Property Acquisition Costs	815	296	537	3
Less: Gain on marketable equity securities	(1,460)	-	(1,460)	-
Net Income Applicable to Common and Class A Common Stockholders	11,315	11,681	3,539	4,224

Real property depreciation	10,435	9,841	3,928	3,332
Amortization of tenant improvements and allowances	2,065	2,237	469	658
Amortization of deferred leasing costs	351	319	140	101
Depreciation and amortization on discontinued operations	47	68	13	19
Depreciation and amortization on unconsolidated joint ventures	711	88	261	88
Loss on sale of property	175	743	-	116
Funds from Operations Applicable to Common and Class A Common Stockholders	$25,099	$24,977	$8,350	$8,538

Funds from Operations (Diluted) Per Share:
Common	$.73	$.80	$.24	$.27
Class A Common	$.81	$.88	$.27	$.30

Note 1 – The Company sold preferred stock in October of 2012 for the main purpose of redeeming its Series E and Series C preferred stock.  The company redeemed the Series E on November 21, 2012 and redeemed the Series C on May 29, 2013.  Until this redemption was able to take place the Company incurred excess preferred stock dividends in the first and second quarters of fiscal 2013 of approximately $476,000 per quarter and $154,000 in the third quarter.

Balance Sheet Highlights
(in thousands)
	July 31,	October 31,
	2013	2012
	(Unaudited)
Assets
Real Estate investments before accumulated depreciation	$728,907	$660,375

Investments in and advances to unconsolidated joint ventures	$31,435	$26,708

Total Assets	$651,398	$724,243

Liabilities
Revolving credit lines	$4,000	$11,600

Mortgage notes payable and other loans	$167,288	$143,236

Total liabilities	$190,736	$228,304

Redeemable Preferred Stock	$-	$21,510

Redeemable Noncontrolling Interests	$12,494	$11,421

Total Stockholders' Equity	$448,168	$463,008